EXHIBIT 10(iii)(A)(5)

                       AMENDMENT NO. 1

                             TO

                INDEPENDENCE HOLDING COMPANY

                  1988 STOCK INCENTIVE PLAN


1. The first paragraph of Section 2 shall be amended to read:

        "The  Plan  shall  be  administered  by  the
        Company's   Compensation   Committee    (the
        "Committee") who shall be appointed  by  the
        Board and who shall serve at the pleasure of
        the   Board.  To  the  extent  required  for
        transactions under the Plan to  qualify  for
        the  exemptions available under  Rule  16b-3
        ("Rule  16b-3") promulgated under  the  Act,
        all  actions relating to awards  to  persons
        subject  to Section 16 of the Act  shall  be
        taken  by  the Board unless each person  who
        serves  on  the Committee is a "non-employee
        director"  within the meaning of Rule  16b-3
        or such actions are taken by a sub-committee
        of  the  Committee (or the Board)  comprised
        solely   of  "non-employee  directors".   No
        member  of  the  Committee  shall  have  any
        personal liability to the Company or any  of
        its Subsidiaries, the employees or Board  of
        Directors  of  the Company  or  any  of  its
        Subsidiaries   or   the   stockholders    or
        creditors of the Company or any of its Subsidiaries for any action or determination made in good faith by the Committee with respect to the Plan."

2.   Section 5(b) shall be deleted in its entirety.

3. The first sentence of the second paragraph of Section 6 shall be amended to read:

        "Stock Options granted under the Plan may be
        either  Incentive  Stock  Options  or   Non-
        Qualified Stock Options; provided, however, no Incentive Stock Options shall be granted more than 10 years after the effective date of the Plan unless otherwise permitted under the Code."